US006467642B2

(12) **United States Patent**
Mullens et al.

(10) **Patent No.: US 6,467,642 B2**
(45) **Date of Patent: Oct. 22, 2002**

(54) **CRYOGENIC SHIPPING CONTAINER**

(76) Inventors: **Patrick L. Mullens**, 2124 Santiago St., Covina, CA (US) 91724; **Gregg Emmel**, 1120 Princeton Dr., Marina Del Rey, CA (US) 90292; **Kevin Glesy**, 14999 Camden Ave., Chino Hills, CA (US) 91709; **Christy Thomas**, 1120 Princeton Dr., Marina Del Rey, CA (US) 90292

(*) Notice: Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.C. 154(b) by 4 days.

(21) Appl. No.: **09/753,194**

(22) Filed: **Dec. 29, 2000**

(65) **Prior Publication Data**

US 2002/0084277 A1 Jul. 4, 2002

(51) **Int. Cl.**[7] **F17C 1/00**; F17C 13/00

(52) **U.S. Cl.** **220/560.1**; 220/560.12; 220/367.1; 220/560.07

(58) **Field of Search** 220/560.24, 560.07, 220/560.1, 560.12, 560.4, 367.1

(56) **References Cited**

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(List continued on next page.)

FOREIGN PATENT DOCUMENTS

CA	1219821	3/1987

Primary Examiner—Joseph M. Coy
(74) *Attorney, Agent, or Firm*—Ray L. Anderson

(57) **ABSTRACT**

A shipping container with an outer shipping container shell and a support assembly for holding a dewar vessel within the outer shipping container shell and providing impact and vibration resistance to the dewar vessel. The dewar vessel has an inner vessel that holds a specimen chamber and plastic foam between its inner wall and the specimen chamber. The specimen chamber allows liquid cryogen to pass through it into the plastic foam, allows liquid cryogen in a vapor phase liquid state to pass from the plastic foam into it, and acts as a filter to prevent particles or fragments of the plastic foam from entering into it. The specimen chamber is an open-celled porous thermoplastic material that is cryogenically compatible such as an aerated polypropylene foam. The plastic foam is an open cell plastic foam such as a phenolic foam. The plastic foam can hold a normal charge of liquid cryogen in a dry vapor state regardless of the container's spatial orientation. The plastic foam can be made of multiple foam segments separated by a capillarity separation layer. A self-venting cap is used to restrict access to the specimen chamber when it forms a compression seal with an inner circumference of the neck of the dewar vessel. The shipping container is configured so that a reservoir will be formed within the dewar vessel when the container rests on its side so that gravity will not force vapor phase liquid cryogen in the reservoir out of the dewar vessel. The shipping container complies with Department of Transportation/International Air Transport Association (DOT/IATA) Dangerous Goods Regulations.

79 Claims, 8 Drawing Sheets



U.S. PATENT DOCUMENTS

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* cited by examiner

JEFFERS, SHAFF & FALK, LLP

ATTORNEYS AT LAW
18881 VON KARMAN AVENUE
SUITE 1400
IRVINE, CALIFORNIA 92612
TELEPHONE: (949) 660-7700
FACSIMILE: (949) 660-7799

October 19, 2000

Patrick L. Mullens
Cryoport Systems
2713 Bonnie Beach Place
Los Angeles, CA 90023-4713

RE: Notice of Recordation for JSF 35.051
"CRYOGENIC SHIPPING CONTAINER"

Dear Patrick:

I am pleased to enclose the original Notice of Recordation of Assignment Document from the United States Patent Office ("PTO") for the above-identified matter. As you will see, a copy of this document has been permanently recorded with the PTO. Even though a copy of this document can be obtained from the PTO, because it is an original document, you should keep this document in a safe place with other original, important legal documents.

Very truly yours,

JEFFERS, SHAFF & FALK, LLP

Roy L. Anderson/cmv

Roy L. Anderson

RLA/cmv
Enclosures

G:\CLIENTS\CRYOPORT\3551recd.doc

UNITED STATES DEPARTMENT OF COMMERCE
Patent and Trademark Office
ASSISTANT SECRETARY AND COMMISSIONER
OF PATENTS AND TRADEMARKS
Washington, D.C. 20231

AUGUST 17, 2001

PTAS

101743965A

ROY L. ANDERSON
18881 VON KARMAN AVE.
SUITE 1400
IRVINE, CA 92612

UNITED STATES PATENT AND TRADEMARK OFFICE
NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT DIVISION OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT DIVISION, BOX ASSIGNMENTS, CG-4, 1213 JEFFERSON DAVIS HWY, SUITE 320, WASHINGTON, D.C. 20231.

RECORDATION DATE: 06/04/2001

REEL/FRAME: 011866/0417
NUMBER OF PAGES: 5

BRIEF: ASSIGNMENT OF ASSIGNOR'S INTEREST (SEE DOCUMENT FOR DETAILS).

ASSIGNOR:
MULLENS, PATRICK L. — DOC DATE: 03/22/2001

ASSIGNOR:
EMMEL, GREGG — DOC DATE: 03/22/2001

ASSIGNOR:
GIESY, R. KEVIN — DOC DATE: 03/23/2001

ASSIGNOR:
THOMAS, CHRISTY — DOC DATE: 03/22/2001

ASSIGNEE:
CRYOPORT SYSTEMS, INC.
2713 BONNIE BEACH PLACE
LOS ANGELES, CALIFORNIA 90023

SERIAL NUMBER: 09753194
PATENT NUMBER:

FILING DATE: 12/29/2000
ISSUE DATE:

ANTIONE ROYALL, EXAMINER
ASSIGNMENT DIVISION
OFFICE OF PUBLIC RECORDS